Exhibit 5.1

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

August 29, 2025

To:

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel 9085000

Re: Purple Biotech Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Purple Biotech Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of a proposed maximum aggregate offering price of up to $6,000,000 of: (i) American Depositary Shares (each an “ADS”), each ADS representing two hundred (200) ordinary shares, no par value, of the Company (the “Ordinary Shares”), (ii) warrants to purchase ADSs (the “Ordinary Warrants”), (iii) pre-funded warrants to purchase ADSs (the “Pre-Funded Warrants”), (iv) warrants to purchase ADSs to be issued to the Placement Agent (as defined below) or its designees (the “Placement Agent Warrants” and together with the Ordinary Warrants and the Pre-Funded Warrants, the “Warrants”), and (v) the ADSs issuable upon exercise of the Warrants (the “Warrant ADSs” and together with the ADSs, the Warrants, and the Ordinary Shares represented by the ADSs and Warrant ADSs, the “Securities”). The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as the placement agent in connection with the offering of the Securities (the “Offering”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as amended and currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) and committees of the Board which have heretofore been approved and that relate to the Company’s potential issuance of the Securities, the filing of the Registration Statement and other actions to be taken in connection with such issuance and sale; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such latter documents. We have assumed the same to have been properly given and to be accurate. We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of committees of the Board, the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the articles of association of the Company then in effect and all applicable laws. In addition, we have assumed that, at the time of issuance and sale of the Ordinary Shares, a sufficient number of Ordinary Shares shall be authorized and available for issuance under the Articles as then in effect

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares represented by the ADSs and the Ordinary Shares represented by the Warrant ADSs have been duly authorized by all necessary corporate action on the part of the Company, and when issued, delivered and paid for, including upon the exercise of the Warrants, pursuant to the applicable terms thereof and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours,

FISCHER (FBC & Co.)